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Exhibit 21.1
LANVISION SYSTEMS, INC.

SUBSIDIARIES OF THE REGISTRANT

                                        Jurisdiction of
                    Name                 Incorporation                % Owned
                    ----                 -------------                -------

             LanVision, Inc.                 Ohio                       100%